EXHIBIT 8.1

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the Americas
                          New York, New York 10019-6064


                                                               December 18, 1998

CD Radio Inc.
1180 Avenue of the Americas
New York, New York 10036

                                CD Radio Inc. --
                       Registration Statement on Form S-4
                                Registration No.
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Ladies and Gentlemen:

         In connection with the referenced Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), we have been requested by CD Radio Inc., a Delaware corporation (the "Company"), to furnish our opinion as to the matters hereinafter set forth. Capitalized terms used and not otherwise defined herein have the meaning given them in the Registration Statement.

         For purposes of our opinion, we have reviewed the Registration Statement (including the exhibits thereto) and relied upon the description of the Exchange Offer contained therein. We have also made such other investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such other documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below.

         The opinion set forth below is limited to the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are
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subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below.

         Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we hereby confirm that the discussion set forth in the Registration Statement under the heading "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" is our opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "LEGAL COUNSEL" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.


                                    Very truly yours,


                                    /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
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                                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON